UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2005

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 Wilshire Boulevard, Suite 220, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

On November 29, 2005, Mr. Ho Yang, our Chief Executive Officer and President, and Mr. Alvin Kang, our Chief Financial Officer will make a presentation to investors about Nara Bancorp Inc.’s business at the Friedman, Billings, Ramsey & Co., Inc. - 2005 Investor Conference in New York. A copy of the slide presentation to be used in the meetings is attached hereto as Exhibit 99.1. The information contained in this report and the attached exhibit is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A copy of the slide presentation will also be available on our website at www.narabank.com.

Forward Looking Information

Certain statements in the slide presentation attached as Exhibit 99.1 may constitute forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There can be no assurance that the results described or implied in such forward-looking statements will, in fact, be achieved and actual results, performance, and achievements could differ materially because our business involves inherent risks and uncertainties. For additional information concerning these risks and uncertainties, see “Item 1. Business – Factors That May Impact Our Business or the Value of Our Stock” contained in our Annual Report on Form 10-K for the year ended December 31, 2004 and “Item 2. Results of Operations – Factors That May Impact Our Business or the Value of Our Stock” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
Exhibit 99.1	Nara Bancorp, Inc. Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: November 28, 2005	By:	/s/ ALVIN D. KANG
	Name:	Alvin D. Kang
	Title:	EVP & Chief Financial Officer

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